PRELIMINARY COPY



              VOTE TODAY BY MAIL, TOUCH-TONE PHONE OR THE INTERNET.
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                             YOUR VOTE IS IMPORTANT!

    Please fold and detach card at perforation before mailing.

                    ***Control Number: 999 999 999 999 99***
THE WEISS FUND (the "Trust")  Special Meeting of Shareholders - January 29, 2002

[Weiss Millennium Opportunity Fund]

[Weiss Treasury Only Money Market Fund] (the
"Fund")


         I hereby appoint Martin D. Weiss and Clara A. Maxcy, each with the full power of substitution, as my proxies to vote all shares of the Fund that I am entitled to vote, as shown on the reverse side, at the Special Meeting of Shareholders (the "Special Meeting") of the Fund to be held on January 29, 2002 at [ ] [p.m.][a.m.], Eastern time, at [INSERT CONVENTION CENTER ADDRESS], and at any adjournments or postponements thereof.

         I hereby revoke any and all proxies with respect to such shares previously given by me. I acknowledge receipt of the Proxy Statement relating to the Special Meeting.

         This instruction may be revoked at any time prior to its exercise at the Special Meeting by execution of a subsequent proxy card, by written notice to the Trust's Secretary or by voting in person at the Special Meeting.

                      PLEASE SIGN, DATE AND RETURN PROMPTLY
                            IN THE ENCLOSED ENVELOPE.
                             NO POSTAGE IS REQUIRED.

                                        Dated ___________________, 200__

                                        Please  sign  exactly  as  your  name or
                                        names   appear.   When   signing  as  an
                                        attorney,    executor,    administrator,
                                        trustee or guardian, please give your full title as such.


                                        ----------------------------------------




                                        ----------------------------------------
                                        Signature(s) of Shareholder(s)











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                      YOUR VOTE IS IMPORTANT!

           Please fold and detach card at perforation before mailing.


This proxy, if properly executed, will be voted in the manner directed. If no instructions are indicated on a properly executed proxy, the proxy will be voted FOR approval of the proposals.

This proxy is solicited on behalf of the Board of Trustees of the Trust. The Board of Trustees unanimously recommends a vote FOR the proposals.

PROPOSAL 1                               Please vote by filling in the boxes
----------                               below.

To elect members of the Board of           FOR all         WITHHOLD
Trustees of the Trust.                     nominees       authority to
                                        listed (except    vote for all
NOMINEES:  (01) Martin D. Weiss,          as noted in     nominees listed
           (02) Esther S. Gordon,       space provided)
           (03) Donald  Wilk,
           (04) Robert  Z.  Lehrer,        [  ]                [  ]
           (05) Clara A. Maxcy.



INSTRUCTION: To withhold authority to vote for any individual nominee, write the name(s) on the line immediately below.

           ----------------------------------------------------



                                                FOR        AGAINST     ABSTAIN

PROPOSAL  2 (Weiss  Treasury  Only Money        [  ]        [  ]        [  ]
Market   Fund   shareholders   only)  To
approve   an   amended   and    restated
Investment Management Agreement between the Trust, on behalf of Weiss Treasury
Only Money Market Fund,  and Weiss Money
Management, Inc. ("Weiss").

PROPOSAL  3  To  approve  a  Subadvisory        [  ]        [  ]        [  ]
Agreement   between   Weiss  and  Delray
Financial  Corporation.  The proxies are
authorized  to vote in their  discretion
on any other  business that may properly
come   before   the   meeting   and  any
adjournments or postponements thereof.

         PLEASE BE SURE TO SIGN AND DATE THIS PROXY ON THE REVERSE SIDE